Exhibit 1.A.(6)(b)

BY-LAWS OF

FIDELITY DISTRIBUTORS CORPORATION

Article I

Name and Seal

The name of this corporation shall be -

FIDELITY DISTRIBUTORS CORPORATION

The seal of this corporation shall consist of a flat-faced circular die with the words and figures "Fidelity Distributors Corporation, Massachusetts, 1960" cut or engraved thereon. The Board of Directors may change the form of the seal and the inscription thereon at any time.

Article II

Offices

The principal office shall be in the City of Boston, Suffolk County, Commonwealth of Massachusetts. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint, or the business of the corporation may require.

Article III

Stockholders

Section 1. Meetings. All meetings of the stockholders shall be held at the principal office of the corporation in Boston, Massachusetts, unless some other place in Massachusetts is stated in the call.

The Annual Meeting of the stockholders of this corporation shall be held on the second Tuesday in March in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding Tuesday not a legal holiday, for the election of a Board of Directors and the transaction of such other business as may come before the stockholders for action. In the event that such Annual Meeting is omitted by oversight or otherwise on the date herein provided for, a subsequent meeting may be held in place thereof, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting. Such subsequent meeting shall be called in the same manner as provided for special stockholders' meetings.

Section 2. Special Meetings. Special meetings of the stockholders of this corporation shall be held whenever called by the President, or by a majority of the Board of Directors, or whenever one or more stockholders who are entitled to vote and who hold at least one-tenth (1/10) part in interest of the capital stock entitled to vote at the meeting on the subject matter in question shall make written application therefor to the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk to any other officer, stating the time, place and purpose of the meeting applied for.

Section 3. Notice of Meetings. Notice of all meetings of the stockholders, stating the time, place and the purposes for which the meetings are called, shall be given by the Clerk of the corporation to every stockholder entitled to vote thereat, and to any stockholder entitled by law to such notice, by mailing the same, postage prepaid, addressed to him at his address as it appears on the books of the corporation, at least ten (10) days before the time fixed for the meeting. If any stockholder shall have failed to inform the corporation of his post office address, no notice need be sent to him. Notice of any regular or any special meeting may be waived by all the stockholders entitled to notice, and whenever all such stockholders shall meet in person or by proxy filed with the records of the meeting, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken.

Section 4. Quorum. At any meeting of the stockholders a majority in interest of all the capital stock issued and outstanding, and having voting rights, represented by stockholders of record in person or by proxy, shall constitute a quorum, but a less interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the stock represented thereat, and entitled to vote, shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Agreement of Association or of these by-laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 5. Proxy and Voting. At each meeting of the stockholders every stockholder having the right to vote shall be entitled for each share of stock standing in his or her name on the books of the corporation to one vote in person or by proxy appointed by an instrument subscribed by such stockholder and bearing a date not more than six months prior to said meeting which shall be filed with the Clerk of the meeting before being voted. No such proxy shall be valid after the final adjournment of such meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. The vote for Directors, Treasurer and Clerk, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot.

Article IV

Directors

Section 1. Election and Number. A Board of not less than three (3) nor more than seven (7) directors shall be chosen by ballot at the annual meeting of the stockholders, or at any meeting held in place thereof as hereinbefore provided. The number of directors for each corporate year shall be fixed by vote at the meeting when elected, but the stockholders may, at any special meeting held for the purpose during any such year, increase or decrease (within the limits above specified) the number of directors as thus fixed. Each director shall serve until the next annual meeting and until his successor is duly elected and qualified. Directors need not be stockholders in the corporation.

Section 2. Powers. The Board of Directors shall have the entire management of the business of the corporation. In the management and control of the property, business and affairs of the corporation, the Board of Directors is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the laws of the Commonwealth of Massachusetts, with the Articles of Organization and Agreement of Association, or with these By-Laws. The Board of Directors shall have power to determine what constitutes net receipts, earnings, profits and surplus, respectively, what amount shall be reserved for working capital, as reserves for depreciation and for any other purposes, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

Section 3. Meetings. Regular meetings of the Board of Directors shall be held in such places and at such times, within or without the Commonwealth, as the Board may by vote from time to time determine, and if so determined, no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place whenever called by the President, a Vice-President, the Clerk, or two or more directors. Notice of such meetings shall be given by the Clerk or an assistant Clerk or officer calling the meeting to each director by mailing the same, postage prepaid, addressed to said director at his usual business address at least forty-eight (48) hours before the time fixed for the meeting or by telegraphing said notice twenty-four (24) hours before said meeting, or at any time without formal notice, provided all the directors are present or those not present have waived notice thereof before or after said meeting. Such special meetings shall be held at such times and places, within or without the Commonwealth as the notice thereof or waiver shall specify. Unless otherwise specified in the notice thereof, any and all business may be transacted at any meeting of the Board.

Section 4. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these By-Laws.

Section 5. Directors' Fees. Each director may be allowed a fee in such reasonable amount as may be determined by the directors for each duly held meeting at which he is present and votes in person.

Section 6. Action by Consent. Any action by the directors may be taken without a meeting if a written consent thereto is signed by all directors and filed with the records of the directors' meetings. Such consent shall be treated as a vote of the directors for all purposes.

Article V

Officers

Section 1. The officers of this corporation shall be a President, a Clerk, a Treasurer and such other officers as the Board of Directors shall appoint. All officers shall be elected or appointed by the Board of Directors after its election by the stockholders, and a regular meeting may be held without notice for this purpose immediately after the annual meeting of the stockholders and at the same place. Any person may hold more than one office provided the duties thereof can be consistently performed by the same person.

Section 2. Eligibility of Officers. The President may be, but need not be, a stockholder and shall be a director of the corporation. The Clerk, Treasurer and such other officers as may be appointed may be, but need not be, stockholders or directors of the corporation.

Section 3. Officers, Agents and Representatives. The Board of Directors may from time to time appoint, change or remove such additional officers, agents and representatives of the corporation, with such powers, and to perform such acts and duties on behalf of the corporation, as the Board of Directors may see fit to the extent authorized or permitted by law.

Article VI

President

The President shall be the chief executive officer of the corporation, and, when present, shall preside at all meetings of the stockholders and of the Board of Directors, and the President shall sign all certificates of stock, unless some other person is thereunto specifically authorized by vote of the Board of Directors. Between meetings of the Board of Directors he shall have the general control and management of the business and affairs of the corporation. The President shall perform all the duties commonly incident to his office, and shall perform such other duties as the Board of Directors shall from time to time designate.

Article VII

Vice-President

If a Vice-President be appointed, he shall perform the duties and have the powers of the President during the absence or disability of the President, and shall during such absence or disability have the power to sign all certificates of stock, and shall perform such other duties, and have such other powers, as the Board of Directors shall from time to time designate.

Article VIII

Clerk

The Clerk shall be a resident of the Commonwealth of Massachusetts. He shall attend and keep the minutes of all meetings of the Board of Directors and stockholders. He shall attend to giving and serving all notices of the corporation; he may sign in the name and on behalf of the corporation any and all contracts or agreements authorized by the Board of Directors; he shall have charge of such books, documents and papers as the Board of Directors may determine; he shall, in general, perform all of the duties incident to the office of the Clerk, subject to the control of the Board of Directors, and shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors. He shall have the custody of the common seal of the corporation and may affix the seal to all contracts, agreements or other instruments authorized by the Board of Directors and may deliver the same on behalf of the corporation.

In the absence or disability of the Clerk, a clerk pro tempore shall be chosen, who shall perform all the duties of the Clerk.

Article IX

Treasurer

The Treasurer shall, subject to the order of the Board of Directors, have the care and custody of the money, funds, securities, valuable papers and documents of the corporation (other than his own bonds, if any, which shall be in the custody of the President) and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall, if the Board of Directors so determine, give bond in such form and sum and with such sureties as shall be required by the Board of Directors. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies or with such firm or firms doing banking business as the directors shall designate. He may endorse for deposit or collection all notes, checks, and other instruments payable to the corporation or to its order, may accept drafts on behalf of the corporation, and shall, together with the President or Vice-President, sign all certificates of stock.

All checks and drafts of the corporation and all transfers of securities standing in the name of the corporation shall be signed by the Treasurer (except as the Board of Directors shall otherwise order).

In the event that the office of Controller is filled, the Treasurer shall review all financial reports prepared by the Controller prior to the filing of such reports with any duly established securities industry regulatory body, or with any state or federal authority. In the event that the office of Controller is not filled, the Treasurer shall be the chief financial officer of the corporation for purposes of compliance with requirements for membership in the National Association of Securities Dealers, Inc. As chief financial officer his duties shall include, but not be limited to, the following:

1. final approval and responsibility for accuracy of financial reports submitted to any duly established securities industry regulatory body and to any state or federal authority;

2. final preparation of such reports;

3. supervision of individuals who assist in the preparation of such reports;

4. supervision of and responsibility for individuals who are involved in the actual maintenance of the corporation's books and records from which such reports are derived;

5. supervision and/or performance of the corporation's responsibilities under all financial responsibility rules promulgated pursuant to the provisions of the Securities Exchange Act of 1934; and

6. preparation of the corporation's balance sheet, income statements and other financial statements and reports.

The directors may appoint one or more assistant treasurers with such powers and duties, including the powers and duties of the Treasurer, as herein stated, as to them shall seem best.

In the absence or disability of the Treasurer, such person as the Board of Directors may appoint shall perform all the duties of the Treasurer, and when so acting shall have all the powers of, and be subject to all restrictions placed upon the Treasurer.

Article X

Controller

If a Controller be appointed by the Board of Directors, he shall have the duties and responsibilities normally incident to that office. He shall be the chief financial officer of the corporation for purposes of compliance with the requirements for membership in the National Association of Securities Dealers, Inc. As chief financial officer his duties shall include, but not be limited to, the following:

1. final approval and responsibility for accuracy of financial reports submitted to any duly established securities industry regulatory body and to any state or federal authority;

2. final preparation of such reports;

3. supervision of individuals who assist in the preparation of such reports;

4. supervision of and responsibility for individuals who are involved in the actual maintenance of the corporation's books and records from which such powers are derived;

5. supervision and/or performance of the corporation's responsibilities under all financial responsibility rules promulgated pursuant to the provisions of the Securities Exchange Act of 1934; and

6. preparation of the corporation's balance sheet, income statements and other financial statements and reports.

Article XI

Contracts

All bonds, notes, deeds, leases, and other contracts of the corporation, shall be signed by both the President and the Treasurer unless the Board of Directors shall specifically or generally provide otherwise.

Article XII

Removals

The stockholders may at any meeting called for the purpose by vote of a majority of the capital stock issued and outstanding and entitled to vote, remove from office any director and elect his successor. The directors may, by vote of not less than a majority of the entire Board, remove from office any officer or agent and fill any vacancies so caused thereby.

Article XIII

Vacancies

If the office of any director or officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining directors, though less than a quorum, may, by a vote of a majority of said remaining directors, choose a successor or successors, who shall hold office for the unexpired term, but vacancies in the Board of Directors may be filled for an unexpired term by the stockholders at a meeting called for that purpose, unless such vacancy shall have been filled by the directors.

Article XIV

Voting Upon Stock of Other Corporations

Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of the stockholders of any corporation in which this corporation may hold stock, and at any such meeting shall possess and exercise any and all the rights and powers incident to the ownership of stock and which, as the owner thereof, this corporation might have possessed and exercised if present. The Board of Directors may confer like powers upon any other person or persons from time to time, and may revoke any such power so granted at its pleasure.

Article XV

Capital Stock

Section 1. Certificates. Every stockholder shall be entitled to a certificate or certificates in form prescribed by the directors, and as required by law, duly numbered, under the seal of the corporation, setting forth the number of shares. Such certificates shall be signed by the President or a Vice-President and by the Treasurer or an assistant treasurer.

Section 2. Transfer of Stock. Shares of stock may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same, signed by the owner of the certificate. No transfer shall affect the right of the corporation to pay any dividend upon the stock or to treat the holder of record as the holder in fact until such transfer is recorded on the books of the corporation or a new certificate is issued to the person to whom it has been so transferred. It shall be the duty of every stockholder to notify the corporation of his post office address.

Section 3. Record Dates. The Board of Directors may fix in advance a date, not exceeding thirty days preceding the date of any meeting of the shareholders, or the date for the payment of any dividend, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend; and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, as the case may be, notwithstanding any transfer on the books of the corporation after any such record date fixed as aforesaid.

Section 4. Loss of Certificates. In case of the loss, mutilation or destruction of a certificate of stock, a new certificate may be issued upon such terms as the directors shall prescribe.

Article XVI

Fiscal Year

The fiscal year shall begin the first day of January in each year and shall end on the thirty-first day of December in each year.

Article XVII

Amendments

These By-Laws may be amended or added to, repealed or altered, in whole or in part, by a majority vote of all the stock outstanding and entitled to vote at any annual or special meeting of the stockholders, provided that such action has been announced in the call and notice of such meeting, or such notice has been waived.